REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "Agreement") is made this 5th day of December 2005, by Ameritrans Capital Corporation, a Delaware corporation (the "Company") and the undersigned (the "Purchaser").

            WHEREAS, the Company wishes to sell shares of its common stock, $.0001 par value (the "Common Stock") and warrants to purchase shares of Common Stock (the "Warrants") to the Purchaser pursuant to the Company's July 29, 2005 offering of Common Stock and Warrants (the "Offering"), and

            WHEREAS, Purchaser desires to purchase Shares and Warrants in the Offering,

            NOW THEREFORE, the parties agree as follows:

1. DEFINITIONS

            1.0. Definitions. As used in this Agreement, the terms defined in the preamble and recitals have the meanings set forth in the preamble and recitals, and the following terms have the meanings set forth below:

            a) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            b) "Form N-2" means Form N-2 promulgated by the Commission or any substantially similar or successor form then in effect.

            c) "Purchasers" means all the purchasers of Common Stock and Warrants in the Offering.

            d) The terms "Register," "Registered" and "Registration" refer to a registration affected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

            e) "Registrable Securities" means the Shares and Warrant Shares until such time as such Shares and Warrants Shares become eligible for sale under subparagraph (k) of Rule 144 or any successor thereto.

            f) "Registration Expenses" means all expenses incurred by the Company in complying with Section 2, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such Registration and the reasonable fees not to exceed twenty thousand dollars ($20,000) and disbursements of counsel for the Selling Shareholders, as selling shareholders.

            g) "Registration Statement" means Form N-2 or such other form prescribed by the Commission, as applicable.

            h) "Restriction Termination Date" means, with respect to any Registrable Securities, the earliest of (i) the date that such Registrable Securities shall have been Registered and sold or otherwise disposed of in accordance with the intended method of distribution by the seller or sellers thereof set forth in the Registration Statement covering such securities or transferred in compliance with Rule 144, and (ii) the date that an opinion of counsel to the Company containing reasonable assumptions (which opinion shall be subject to the


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                  reasonable approval of counsel to any affected Purchaser)
                  shall have been rendered to the effect that any restrictive legend placed upon the Registrable Securities under the Securities Act can be properly removed and such legend shall have been removed.

            i) "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act and any successor rules thereto.

            j)    "Securities Act" means the Securities Act of 1933, as amended.

            k) "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

            l)    "Selling Shareholder(s)" means a holder of Registrable
                  Securities.

            m)    "Shares" means the Common Stock issued to Purchasers.

            n) "Warrant Shares" means the Common Stock underlying the Warrants issuable to Purchasers in connection with the Offering.


      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Warrant Agreement.

2. REGISTRATION RIGHTS.

            2.1 Required Registration. If the Registrable Securities have not been included in a Registration Statement which has been declared effective by the Commission in accordance with Section 2.2 herein, the holders of at least a majority of the outstanding Registrable Securities can request the Company to effectuate the Registration of the Registrable Securities. If the Company receives such a request, the Company shall promptly give written notice of such proposed Registration to all holders of Registrable Securities, and thereupon the Company shall promptly use its best efforts to effectuate the Registration of the Registrable Securities that the Company has been requested to Register for disposition as described in the request of such holders of Registrable Securities and in any response received from any of the holders of Registrable Securities within thirty (30) days after the giving of the written notice by the Company; provided however, that the Company shall not be obligated to effectuate any Registration except in accordance with the following provisions:

            (a) The Company shall not be obligated to file and cause to become effective more than one (1) Registration Statement in which Registrable Securities are Registered pursuant to this Section 2.1.

            (b) Notwithstanding the foregoing, the Company may include in each such Registration requested pursuant to this Section 2.1 any authorized but unissued shares of its capital stock (or authorized treasury shares) for sale by the Company or any issued and outstanding shares of Common Stock for sale by others.

            (c) The Company shall not be required to file a Registration Statement pursuant to this Section 2.1: for ninety (90) days after the request for Registration under this Section 2.1 if the Company is then engaged in negotiations regarding a material transaction which has not otherwise been publicly disclosed, or such shorter period ending on the date, whichever first occurs, that such transaction is publicly disclosed, abandoned or consummated.

            2.2. Preparation and Filing. As soon as practicable but no later than ninety (90) days after completion of the Offering, the Company will use its best efforts to effectuate the Registration of any and all Registrable Securities, and shall, as expeditiously as practicable:


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

            a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective in accordance with Section 2.2(b) hereof, keeping each Selling Shareholder reasonably advised as to the initiation, progress and completion of the Registration;

            b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the expiration of the Warrants or until such earlier date by which all the Registrable Securities can be sold pursuant to paragraph (k) of Rule 144 and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement;

            c) Furnish to each Selling Shareholder such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

            d) Use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as each Selling Shareholder shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Securities; provided however, that the Company shall not be required to consent to general service of process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not liable for such taxes; and

            e) At any time when a prospectus covered by such Registration Statement is required to be delivered under the Securities Act within the appropriate period mentioned in Section 2.2(b) hereof, notify each Selling Shareholder of the happening of any event as a result of which the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such seller, prepare, file and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing.


            2.3. Expenses. The Company shall pay all Registration Expenses incurred by the Company in complying with this Section 2; provided however that all underwriting discounts, if any, and selling commissions applicable to the Registrable Securities covered by registrations effected pursuant to this
Section 2 shall be borne by the seller or sellers thereof, with respect to the Registrable Securities sold by each such seller or sellers.

            2.4. Information Furnished by Purchaser. It shall be a condition precedent to the Company's obligations under this Agreement as to any Selling


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

Shareholder that each Selling Shareholder furnish to the Company in writing such information regarding such Selling Shareholder and the distribution proposed by such Selling Shareholder as the Company may reasonably request.

            2.5. Indemnification.

            a) Company's Indemnification of Purchasers. The Company shall indemnify each Selling Shareholder, each of its officers, directors and constituent partners, and each person controlling such Selling Shareholder, and each underwriter thereof, if any, and each of its officers, directors, constituent partners, and each person who controls such underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) suffered or incurred by any of them, to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related Registration Statement incident to any such Registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to actions or inaction required of the Company in connection with any such Registration; and the Company will reimburse each such Selling Shareholder, each such underwriter, each of their officers, directors and constituent partners and each person who controls any such Selling Shareholder or underwriter, for any legal and any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided however, that the indemnity contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Selling Shareholder, underwriter, controlling - person or other indemnified person and stated to be for use in connection with the offering of securities of the Company.

            b) Selling Shareholder's Indemnification of Company. Each Selling Shareholder shall indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's Registrable Securities covered by a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other Selling Shareholder, each of its officers, directors and constituent partners and each person controlling such other Selling Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) suffered or incurred by any of them and arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement or related prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Selling Shareholder of any rule or regulation promulgated under the Securities Act applicable to such Selling Shareholder and relating to actions or inaction required of such Selling Shareholder in connection with the Registration of the Registrable Securities pursuant to such Registration Statement; and will reimburse the Company, such other Selling Shareholders, such directors, officers, partners, persons, underwriters and controlling persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; such indemnification and


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

                  reimbursement shall be to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder and stated to be specifically for use in connection with the offering of Registrable Securities. Anything in the foregoing to the contrary notwithstanding, in no event shall the aggregate obligations of a Selling Shareholder under this Section 2.5(b) to all parties that may be entitled to indemnification hereunder exceed the amount of proceeds received by such Selling Shareholder in connection with such offering of Registrable Securities.

            c) Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action which may give rise to a claim for indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.5, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, and shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the parties entitled to indemnification shall have the right to employ separate counsel (reasonably satisfactory to the indemnifying party) to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless the named parties to such action or proceedings include both the indemnifying party and the indemnified parties and the indemnifying party or such indemnified parties shall have been advised by counsel that there are one or more legal defenses available to the indemnified parties which are different from or additional to those available to the indemnifying party (in which case, if the indemnified parties notify the indemnifying party in writing that they elect to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any such action or proceeding or separate or substantially similar or related action or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for all indemnified parties, which counsel, where the indemnified party or parties are the Purchasers, shall be designated in writing by the Purchasers of a majority of the Registrable Securities).

            d)    Contribution. If the indemnification provided for in this
                  Section 2.5 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to


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

                  information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim.

3. COVENANTS OF THE COMPANY.

            (a) The Company shall notify the holders of Registrable Securities included in a Registration Statement of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

            (b) The Company shall use its best efforts to cause the Registrable Securities to be listed on NASDAQ SmallCap or any other exchange where the Common Stock is traded. If the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the reporting of the Registrable Securities on NASDAQ SmallCap.

            (c) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition of the Registrable Securities by the holders thereof pursuant to the Registration Statement.

            (d) With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration, the Company shall:

                  a. Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the Registration Statement filed by the Company for the offering of its securities to the general public;

                  b. File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities and Exchange Act of 1934 (the "1934 Act"); and

                  c. Furnish to each holder of Registrable Securities, so long as such holder of Registrable Securities owns any Registrable Securities, forthwith upon written request:
                        (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (c) such other information as may be reasonably requested and as is publicly available in availing the holders of Registrable Securities of any rule or regulation of the Commission which permits the selling of any such securities without registration.

            (e) Prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus


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

                  supplement related thereto, the Company shall provide each Selling Shareholder with copies of all pages thereto, if any, which reference such Selling Shareholder.

4. MISCELLANEOUS.

            (a) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed:

                  a. If to the Company, at Ameritrans Capital Corporation, 747 Third Avenue, 4PPthPP Floor, New York, New York 10017, and

                  b. If to a Purchaser, at the address set forth in his Offering subscription agreement, or at such other address as each such party furnishes by notice given in accordance with this Section 4 (a).

            (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof. No waiver will be effective unless and until it is in writing and signed by the party giving the waiver.

            (c) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New York by and between residents of New York and without regard to its conflict of laws provisions. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            (d) This Agreement may not be assigned by the Purchaser other than to the purchaser or transferee of more than 50% of the Purchaser's Registrable Securities.

            (e) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the holders of a majority in interest of the Registrable Securities.

            (f) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.


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IN WITNESS WHEREOF, the Company has executed this Agreement for the benefit of the Purchasers by its duly authorized officer as of the date first above written.

                             AMERITRANS CAPITAL CORPORATION


                             By:
                                 -----------------------------------------------
                             Gary Granoff, President and Chief Executive Officer

                             PURCHASER

                             ---------------------------------------------------


                             By:
                                 -----------------------------------------------


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